Exhibit 99.1

PRESS RELEASE

Blackbaud, Inc. Announces First Quarter 2015 Results
Achieves 15.2% Revenue Growth; Non-GAAP Organic Revenue Growth of 8.5%

Charleston, S.C. (April 29, 2015) - Blackbaud, Inc. (NASDAQ:BLKB), a leading global provider of software and services for the nonprofit, charitable giving and education communities, today announced financial results for its first quarter ended March 31, 2015.

First Quarter 2015 Highlights

•	Non-GAAP organic revenue growth accelerated to 8.5%; 9.7% in constant currency

•	Total revenue growth of 15.2% to $147.0 million

•	Recurring revenue increased to 75.8% of total revenue

•	Total subscriptions revenue growth of 24.4% to $72.5 million

Mike Gianoni, President and CEO, commented, "We are very pleased with the strong start to the year in both revenue and profitability. Our recurring revenue has continued to grow in line with our strategy, and exceeded 75% of total revenue for the first time in our history. In addition, we continued solid execution on our key programs within our five growth and operational improvement strategies."

"Our organic growth and improved non-GAAP operating margin are additional steps toward our long term aspirational goals. We remain committed to achieving the 2015 revenue, profit and cash flow guidance that we provided earlier this year," concluded Mr. Gianoni.

First Quarter 2015 GAAP Financial Results

Blackbaud generated total revenue of $147.0 million in the first quarter of 2015, an increase of 15.2% compared to $127.6 million in the first quarter of 2014. Income from operations and net income were $8.0 million and $4.3 million, respectively, compared to $9.3 million and $3.8 million, respectively, in the first quarter of 2014. Diluted earnings per share was $0.09 in the first quarter of 2015, compared to $0.08 in the same period last year.

Total revenue, income from operations and net income were positively impacted in the first quarter from growth in subscriptions revenue and contributions from acquisitions completed in 2014. The positive impacts to income from operations and net income were offset by increased amortization of intangible assets arising from those acquisitions.

First Quarter 2015 Non-GAAP Financial Results

Blackbaud achieved non-GAAP revenue of $150.5 million and non-GAAP organic revenue growth of 8.5% in the first quarter of 2015. On a constant currency basis, non-GAAP organic revenue growth was 9.7% in the first quarter of 2015. Non-GAAP organic revenue growth includes $11.1 million of incremental non-GAAP revenue in the first quarter of 2014 associated with acquired companies, as if the companies were combined throughout the prior period.

PRESS RELEASE

Non-GAAP income from operations increased 33.1% to $26.5 million in the first quarter of 2015, compared to $19.9 million in the same period last year. Non-GAAP net income increased 34.5% to $14.9 million for the first quarter of 2015 compared to $11.1 million in the same period last year. Non-GAAP diluted earnings per share was $0.32 for the first quarter of 2015, up from $0.24 per diluted share in the same period last year. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures."

Non-GAAP income from operations and non-GAAP net income were positively impacted in the first quarter by growth in subscriptions revenue and contributions from acquisitions completed in 2014.

Tony Boor, Executive Vice President and CFO, commented, "We are seeing the positive benefits of the investments we have made in areas targeted to accelerate growth, increase total recurring revenue, and continue to increase our operational efficiencies. Our non-GAAP organic revenue growth of 8.5% was a strong ramp from Q4. This was achieved despite the near term impact to revenue of the Raiser’s Edge and Financial Edge product transition to NXT subscription-based offers and the currency headwinds from the strong dollar."

"In addition, our non-GAAP income from operations grew faster than non-GAAP revenue resulting in non-GAAP operating margin expansion. The improvement in non-GAAP margins year-over-year shows that we continue to gain operating leverage in the business through solid execution on our strategic initiatives," concluded Mr. Boor.

Balance Sheet and Cash Flow

The company ended the first quarter with $13.3 million of cash and cash equivalents, compared to $14.7 million on December 31, 2014. The company generated $4.2 million in cash flow from operations during the first quarter, increased net borrowings by $5.1 million, returned $5.6 million to stockholders by way of dividend and had cash outlays of $5.7 million for capital expenditures and capitalized software.

The reduction in cash flow from operations for the first quarter of 2015 when compared to the same period last year was primarily due to a combination of the change in the timing of payouts for certain bonus plans, from quarterly to annually, and an increase in amounts paid resulting from over-performance against 2014 financial targets.

Dividend

Blackbaud announced today that its Board of Directors has approved a second quarter 2015 dividend of $0.12 per share payable on June 15, 2015 to stockholders of record on May 28, 2015.

Conference Call Details

Blackbaud will host a conference call tomorrow, April 30, 2015, at 8:00 a.m. (Eastern Time) to discuss the company's financial results, operations and related matters. To access this call, dial 1-888-516-2438 (domestic) or 1-719-457-2650 (international) and enter passcode 163614. To access a replay of this conference call, which will be available through May 13, 2015, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), and enter passcode 6171777. A live webcast of this conference call will be available on the "Investor Relations" page of the company's website at www.blackbaud.com/investorrelations and a replay will be archived on the website as well.

PRESS RELEASE

Investors and others should note that we announce material financial information to our investors using our website, www.blackbaud.com, SEC filings, press releases, public conference calls and webcasts. We use these channels as well as social media to communicate with our customers and the public about our company, our services and other issues. It is possible that the information we post on social media could be deemed material information. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the social media channels listed on the “Investor Relations” page of the company’s website at www.blackbaud.com/investorrelations.

About Blackbaud

Serving the nonprofit, charitable giving and education communities for more than 30 years, Blackbaud (NASDAQ:BLKB) combines technology solutions and expertise to help organizations achieve their missions. Blackbaud works in over 60 countries to support more than 30,000 customers, including nonprofits, K12 private and higher education institutions, healthcare organizations, foundations and other charitable giving entities, and corporations. The company offers a full spectrum of cloud and on-premise solutions, and related services for organizations of all sizes, including nonprofit fundraising and relationship management, eMarketing, advocacy, accounting, payments, analytics, as well as grant management, corporate social responsibility, education and other solutions. Using Blackbaud technology, these organizations raise, invest, manage and award more than $100 billion each year. Recognized as a top company, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, the Netherlands, Ireland and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: estimates for achievement of 2015 financial guidance and long term aspirational goals; expectations for continuing to execute our five point growth and operational improvement strategy; expectations that our recurring revenue will continue to grow in line with strategy expectations and that past investments will continue to accelerate growth and operational efficiencies; and expectations that product transitions will increase revenue. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

PRESS RELEASE

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted earnings per share, EBITDA and Adjusted EBITDA. The company has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, the company recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired business is deferred and typically recognized over a one-year period, so our GAAP revenues for the one-year period after the acquisition will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which we believe provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that we believe are not directly related to our performance in any particular period, but are for our long-term benefit over multiple periods.

In addition, we discuss non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis, which we believe provide useful tools for evaluating the periodic growth of our business on a consistent basis. For companies acquired in the immediately preceding fiscal year, non-GAAP organic revenue growth reflects presentation of full year or stub period incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the current period non-GAAP revenue attributable to those companies. We believe this presentation provides a more comparable representation of our current business’ organic revenue growth and revenue run-rate. To determine non-GAAP organic revenue growth on a constant currency basis for first quarter of 2015, revenues from entities reporting in foreign currencies were translated into U.S. dollars using the comparable prior year period's quarterly weighted average foreign currency exchange rates which resulted in $1.7 million of incremental non-GAAP revenue for the first quarter of 2015.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period to period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. In addition, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

PRESS RELEASE

Investor Contact:
Jagtar Narula
Blackbaud, Inc.
843-654-2164
jagtar.narula@blackbaud.com

Media Contact:
Nicole McGougan
Blackbaud, Inc.
843-654-3307
nicole.mcgougan@blackbaud.com

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(in thousands, except share amounts)	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$13,286	$14,735
Donor restricted cash	58,355	140,709
Accounts receivable, net of allowance of $4,393 and $4,539 at March 31, 2015 and December 31, 2014, respectively	74,901	77,523
Prepaid expenses and other current assets	39,074	40,392
Deferred tax asset, current portion	14,119	14,423
Total current assets	199,735	287,782
Property and equipment, net	47,444	50,402
Goodwill	348,605	349,008
Intangible assets, net	220,910	229,307
Other assets	26,668	26,684
Total assets	$843,362	$943,183
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$11,203	$11,436
Accrued expenses and other current liabilities	35,270	52,201
Donations payable	58,355	140,709
Debt, current portion	4,375	4,375
Deferred revenue, current portion	205,876	212,283
Total current liabilities	315,079	421,004
Debt, net of current portion	281,413	276,196
Deferred tax liability	42,443	43,639
Deferred revenue, net of current portion	9,102	8,991
Other liabilities	7,445	7,437
Total liabilities	655,482	757,267
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 56,641,530 and 56,048,135 shares issued at March 31, 2015 and December 31, 2014, respectively	57	56
Additional paid-in capital	251,340	245,674
Treasury stock, at cost; 9,775,789 and 9,740,054 shares at March 31, 2015 and December 31, 2014, respectively	(192,038)	(190,440)
Accumulated other comprehensive loss	(1,827)	(1,032)
Retained earnings	130,348	131,658
Total stockholders’ equity	187,880	185,916
Total liabilities and stockholders’ equity	$843,362	$943,183

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(in thousands, except share and per share amounts)	Three months ended March 31,
	2015	2014
Revenue
Subscriptions	$72,513	$58,268
Maintenance	38,896	35,652
Services	31,306	28,130
License fees and other	4,278	5,572
Total revenue	146,993	127,622
Cost of revenue
Cost of subscriptions	36,178	30,124
Cost of maintenance	7,502	5,414
Cost of services	26,971	26,263
Cost of license fees and other	1,161	1,529
Total cost of revenue	71,812	63,330
Gross profit	75,181	64,292
Operating expenses
Sales and marketing	28,562	25,116
Research and development	21,276	16,494
General and administrative	16,843	12,818
Amortization	488	587
Total operating expenses	67,169	55,015
Income from operations	8,012	9,277
Interest income	8	16
Interest expense	(1,686)	(1,459)
Loss on debt extinguishment and termination of derivative instruments	—	(996)
Other expense, net	(295)	(236)
Income before provision for income taxes	6,039	6,602
Income tax provision	1,754	2,788
Net income	$4,285	$3,814
Earnings per share
Basic	$0.09	$0.08
Diluted	$0.09	$0.08
Common shares and equivalents outstanding
Basic weighted average shares	45,529,668	45,127,645
Diluted weighted average shares	46,168,096	45,552,451
Dividends per share	$0.12	$0.12
Other comprehensive (loss) income
Foreign currency translation adjustment	(326)	555
Unrealized (loss) gain on derivative instruments, net of tax	(469)	312
Total other comprehensive (loss) income	(795)	867
Comprehensive income	$3,490	$4,681

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Three months ended March 31,
(in thousands)	2015	2014
Cash flows from operating activities
Net income	$4,285	$3,814
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,678	10,674
Provision for doubtful accounts and sales returns	1,358	1,074
Stock-based compensation expense	5,102	3,714
Excess tax benefits from stock-based compensation	(584)	(603)
Deferred taxes	(886)	616
Loss on debt extinguishment and termination of derivative instruments	—	996
Amortization of deferred financing costs and discount	210	162
Other non-cash adjustments	524	168
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	555	2,676
Prepaid expenses and other assets	3,633	309
Trade accounts payable	(111)	2,789
Accrued expenses and other liabilities	(18,768)	(4,158)
Donor restricted cash	82,140	63,680
Donations payable	(82,140)	(63,680)
Deferred revenue	(4,765)	(8,967)
Net cash provided by operating activities	4,231	13,264
Cash flows from investing activities
Purchase of property and equipment	(2,521)	(6,119)
Purchase of net assets of acquired companies, net of cash acquired	—	(136)
Capitalized software development costs	(3,129)	(1,152)
Net cash used in investing activities	(5,650)	(7,407)
Cash flows from financing activities
Proceeds from issuance of debt	41,800	196,000
Payments on debt	(36,694)	(173,908)
Debt issuance costs	—	(2,484)
Proceeds from exercise of stock options	11	25
Excess tax benefits from stock-based compensation	584	603
Dividend payments to stockholders	(5,626)	(5,537)
Net cash provided by financing activities	75	14,699
Effect of exchange rate on cash and cash equivalents	(105)	105
Net (decrease) increase in cash and cash equivalents	(1,449)	20,661
Cash and cash equivalents, beginning of period	14,735	11,889
Cash and cash equivalents, end of period	$13,286	$32,550

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(Unaudited)

(in thousands, except per share amounts and percentages)	Three months ended March 31,
	2015	2014
GAAP Revenue	$146,993	$127,622
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	3,522	—
Non-GAAP revenue	$150,515	$127,622

GAAP gross profit	$75,181	$64,292
GAAP gross margin	51.1%	50.4%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	3,522	—
Add: Stock-based compensation expense	901	876
Add: Amortization of intangibles from business combinations	7,639	5,437
Add: Employee severance	596	—
Subtotal	12,658	6,313
Non-GAAP gross profit	$87,839	$70,605
Non-GAAP gross margin	58.4%	55.3%

GAAP income from operations	$8,012	$9,277
GAAP operating margin	5.5%	7.3%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	3,522	—
Add: Stock-based compensation expense	5,102	3,714
Add: Amortization of intangibles from business combinations	8,127	6,024
Add: Employee severance	1,139	—
Add: Acquisition-related integration costs	484	—
Add: Acquisition-related expenses	73	—
Add: CEO transition costs	—	870
Subtotal	18,447	10,608
Non-GAAP income from operations	$26,459	$19,885
Non-GAAP operating margin	17.6%	15.6%

GAAP net income	$4,285	$3,814

Shares used in computing GAAP diluted earnings per share	46,168	45,552
GAAP diluted earnings per share	$0.09	$0.08

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	18,447	10,608
Add: Loss on debt extinguishment and termination of derivative instruments	—	996
Less: Tax impact related to Non-GAAP adjustments	(7,797)	(4,312)
Non-GAAP net income	$14,935	$11,106

Shares used in computing Non-GAAP diluted earnings per share	46,168	45,552
Non-GAAP diluted earnings per share	$0.32	$0.24

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(in thousands, except percentages)	Three months ended March 31,
	2015	2014
GAAP net income	$4,285	$3,814
Non-GAAP adjustments:
Add: Interest, net	1,678	1,443
Add: Income tax provision	1,754	2,788
Add: Depreciation	4,776	4,303
Add: Amortization of intangibles from business combinations	8,127	6,024
Add: Amortization of software development costs	775	347
Subtotal	17,110	14,905
EBITDA	$21,395	$18,719
EBITDA Margin	14.2%	14.7%
Non-GAAP adjustments:
Add: Other expense, net	295	236
Add: Loss on debt extinguishment and termination of derivative instruments	—	996
Add: Acquisition-related deferred revenue write-down	3,522	—
Add: Stock-based compensation expense	5,102	3,714
Add: Employee severance	1,139	—
Add: Acquisition-related integration costs	484	—
Add: Acquisition-related expenses	73	—
Add: CEO transition costs	—	870
Subtotal	10,615	5,816
Adjusted EBITDA	$32,010	$24,535
Adjusted EBITDA Margin	21.3%	19.2%

Detail of certain Non-GAAP adjustments:
Stock-based compensation expense:
Included in cost of revenue:
Cost of subscriptions	$143	$189
Cost of maintenance	161	145
Cost of services	597	542
Total included in cost of revenue	901	876
Included in operating expenses:
Sales and marketing	701	471
Research and development	978	662
General and administrative	2,522	1,705
Total included in operating expenses	4,201	2,838
Total stock-based compensation expense	$5,102	$3,714

Amortization of intangibles from business combinations:
Included in cost of revenue:
Cost of subscriptions	$5,772	$4,560
Cost of maintenance	1,153	115
Cost of services	607	656
Cost of license fees and other	107	106
Total included in cost of revenue	7,639	5,437
Included in operating expenses	488	587
Total amortization of intangibles from business combinations	$8,127	$6,024